UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2006

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices, including zip code)

214-981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2006, in connection with the sale of 7,789,133 common units to a group of institutional investors in a private placement, Energy Transfer Equity, L.P. (ETE) entered into a Registration Rights Agreement with these investors. Under this agreement, ETE is obligated to provide these investors with rights to require ETE to register the reoffer and resale of the common units acquired by these investors under the Securities Act of 1933, as amended (Act).

Item 2.02. Results of Operations and Financial Condition.

On November 29, 2006, ETE issued a press release announcing its financial results for the fiscal year ended August 31, 2006. A copy of this press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On November 27, 2006, ETE issued 7,789,133 common units to a group of institutional investors in a private placement at a price of $27.41 per unit, resulting in proceeds of approximately $213.5 million before expenses. ETE issued these units in reliance upon the exemption from the registration provisions of the Act provided by Section 4(2) of the Act, relating to offers and sales by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Registration Rights Agreement, dated November 27, 2006, by and among Energy Transfer Equity, L.P. and certain investors named therein

99.2	Press Release of Energy Transfer Equity, L.P. dated November 29, 2006, announcing financial results for the fiscal year ended August 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

Dated: November 30, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registration Rights Agreement, dated November 27, 2006, by and among Energy Transfer Equity, L.P. and certain investors named therein

99.2	Press Release of Energy Transfer Partners, L.P., dated November 29, 2006, announcing financial results of the year ended August 31, 2006